Exhibit  No.  10.1
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                      AGREEMENT AND PLAN OF REORGANIZATION


                              by, between and among


                              OCG TECHNOLOGY, INC.


                       EPIDEMIC INTERVENTION SYSTEMS, INC.


                     CENTERSTAGING MUSICAL PRODUCTIONS, INC.


                                       and


                            OTHER SIGNATORIES HERETO



                           Dated as of March 15, 2005


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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of March 15, 2005, is made and entered into by and among OCG TECHNOLOGY, INC., a Delaware corporation ("OCG"), EPIDEMIC INTERVENTION SYSTEMS, INC., a Delaware corporation and direct, wholly-owned subsidiary of OCG ("Merger Sub"), CENTERSTAGING MUSICAL PRODUCTIONS, INC., a California corporation ("CMPI"), Johnny Caswell, Howard Livingston, Roger Paglia and Jan Parent (collectively, the "CMPI Shareholders"), PrimeCare Systems, Inc., a Delaware corporation and direct, wholly-owned subsidiary of OCG ("PSI"), and Edward Levine, the President and a stockholder of OCG ("Levine"), with reference to the following facts:

                                    RECITALS:

         WHEREAS, after carrying out the transactions described in Section 1.1, the respective boards of directors of OCG, Merger Sub and CMPI deem it advisable and in the best interests of their respective stockholders that Merger Sub merge with and into CMPI (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS the respective boards of directors of OCG, Merger Sub and CMPI have approved the Merger; and

         WHEREAS, as in inducement to the other parties to enter into this Agreement and to consummate the Merger and the other transactions contemplated herein, the parties hereto are willing to make certain representations and warranties as set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                     PRE-CLOSING TRANSACTIONS AND THE MERGER

        1.1       Spin-off of PSI

                  (a) Prior to the Effective Time (as defined in Section 1.5), OCG shall (I) transfer, assign and contribute to PSI (1) all of Cog's shares of capital stock of its wholly-owned subsidiaries, Optronics Labs, Inc., a New York corporation, and Mooney Edwards Enterprises, Inc., a Florida corporation, (2) all of OCG's operating assets, if any, but excluding the Excluded Assets (as hereinafter defined), and (3) all of OCG's Liabilities (as hereinafter defined), and (ii) declare and pay with respect to the OCG Common Stock and OCG Series C Stock (each as defined in Section 5.2) outstanding as of the record date therefor established by OCG (the "Record Date") a dividend of all of the shares of capital stock of PSI held by OCG in a spin-off transaction as provided in Section 8.10 (collectively, the "Spin-off").

                  (b) "Excluded Assets" for purposes of this Section 1.1, means all stock books, minute books, tax returns and other books and records of OCG.

                  (c) "Liabilities" for purposes of this Agreement means any and all direct or indirect liabilities, indebtedness, obligations, commitments, claims, deficiencies, expenses, deferred income,

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         guaranties or endorsements of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

                  (d) In connection with the Spin-off, OCG shall use its best efforts to obtain from all or substantially all of its creditors written statements, in form and content satisfactory to CMPI, by which such creditors agree to PSI's assumption of all of OCG's Liabilities to such creditors pursuant to the Spin-off and to release and hold harmless OCG and the Surviving Corporation from and against such Liabilities following the Closing.

         1.2      Exchange of Options

         Prior to the Effective Time, OCG shall cause PSI to offer, as of the Record Date, to each holder on such date of options, warrants or other rights to subscribe for or purchase OCG Common Stock (collectively, the "OCG Stock Rights"), in exchange therefor, an option, warrant or similar right to subscribe for or purchase an equivalent number of shares of stock of PSI on substantially the same terms and conditions as those contained in such corresponding OCG Stock Rights (the "Exchange Offer"). The Exchange Offer shall occur as of, and shall be conditioned upon, the Closing (as defined in Section 3.6).

         1.3      Authorization of Series F Preferred Stock

         OCG has, or before the Closing will have, duly created a series of the authorized shares of its preferred stock, designated Series F Preferred Stock (the "OCG Series F Stock") and having the rights, restrictions, privileges and preferences set forth in the form of Certificate of Designation Creating Series F Preferred Stock (the "Certificate of Designations") attached as Exhibit A to this Agreement. OCG also has, or before the Closing will have, duly authorized the issuance and sale of shares of OCG Series F Stock pursuant to the Merger.

         1.4      Advances by CMPI

         Prior to the date hereof, CMPI has advanced to OCG the principal sum of $75,000, including $50,000 evidenced by that certain Promissory Note of OCG, dated November 24, 2004 (the "Original Promissory Note"). Concurrently with the execution of this Agreement, CMPI shall advance to OCG an additional $25,000, and, following the date hereof, CMPI agrees to make further advances to OCG of up to $75,000 in the aggregate upon request by OCG as follows and in the following order of priority:

                  (a) $25,000 upon the later to occur of (i) March 23, 2005 or (ii) OCG's filing with the Securities and Exchange Commission ("SEC") of a registration statement on Form SB-2 or other available form relating to the Spin-off contemplated in Section 1.1, above;

                  (b) subject to the prior advance in subparagraph (a), above, an additional $25,000 upon the later to occur of (i) March 30, 2005 or (ii) OCG furnishing to CMPI the signed statements referred to in Section 1.1(d) of the holders of not less than 80% of the aggregate Liabilities of OCG (excluding for this purpose all Liabilities owed to telephone service providers and public utilities); and

                           (i) subject to the prior advances pursuant to subparagraph (a) and (b), above, an additional $25,000 on April 6, 2005.

         Concurrently with the execution of this Agreement, OCG shall surrender to CMPI for cancellation the Original Promissory Note in exchange for a promissory note of OCG, in the form attached hereto as Exhibit B to this

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Agreement, which promissory note shall evidence all of the foregoing sums advanced by CMPI (the "New Promissory Note").

         1.5      Additional Cash Requirements

         PSI and Levine agree, jointly and severally, that they shall pay or provide to OCG any and all cash in excess of the amounts advanced by CMPI under
Section 1.4, above, as is necessary to enable OCG to meet its obligations under this Agreement and other working capital and general corporate needs for the period prior to the Closing. To the extent any such amounts are provided in the form of an advance or loan to OCG, they shall be forgiven as of the Closing without any further obligation or Liability on the part of OCG.

         1.6      The Merger

         Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Sub shall merge with and into CMPI and the separate corporate existence of Merger Sub shall thereupon cease, and CMPI shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in this Agreement and in Chapter 11 of the California General Corporation Law (the "CGCL") and Subchapter IX of the Delaware General Corporation Law (the "DGCL").

         1.7      Effective Time of the Merger

         The Merger shall become effective at or following the Closing upon the filing with the respective Secretaries of State of the States of California and Delaware of an agreement of merger (the "Agreement of Merger") in accordance with the requirements of the CGCL and the DGCL (the "Effective Time").

         1.8      Tax Treatment

         It is intended that the Merger shall qualify as a reorganization under
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and related sections and Treasury Regulations thereunder.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         2.1      Certificate of Incorporation

         The articles of incorporation of CMPI in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with the terms thereof and the CGCL.

         2.2      Bylaws

         The bylaws of CMPI in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the articles of incorporation of the Surviving Corporation and the CGCL.

         2.3      Directors and Officers

         At and after the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of CMPI immediately prior to the Effective Time, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

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                                  ARTICLE III

                              CONVERSION OF SHARES

         3.1       Conversion of Capital Stock

         As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock or other securities described below:

                  (a) Each share of the common stock, no par value per share, of CMPI ("CMPI Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the right to receive fully paid and nonassessable shares of OCG Series F Stock as provided herein. All such CMPI Common Stock, when so converted and exchanged, shall no longer be outstanding and shall automatically be canceled and retired, and the holder of a certificate ("CMPI Stock Certificate") that, immediately prior to the Effective Time, represented outstanding shares of CMPI Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such CMPI Stock Certificate, the shares of OCG Series F Stock (the "Merger Shares") to which such holder is entitled pursuant to this Section 3.1(a). Until surrendered as contemplated by this Section 3.1(a) and Section 3.3(a), each CMPI Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Shares as contemplated by this Section 3.1(a). Subject to Section 3.1(c), below, the number of shares of OCG Series F Stock that will be issued as a result of the Merger for each share of CMPI Common Stock will equal the quotient determined by dividing (i) the number of shares of OCG Series F Stock determined by the formula [(X / .04) x .96)] / 10,000, where X equals the sum of (1) the total number of shares of OCG Common Stock outstanding as of the Effective Time plus (2) the total number of shares of OCG Common Stock issuable upon conversion, in full, of all OCG Series C Stock (as defined in Section 5.2) outstanding as of the Effective Time plus (3) the total number of shares of OCG Common Stock issuable upon the exercise, in full, of any and all shares of OCG Stock Rights outstanding as of the Effective Time by (ii) the total number of shares of CMPI Common Stock issued and outstanding immediately prior to the Effective Time. The number of shares of OCG Series F Stock to be so issued for each share of CMPI Common Stock is referred to herein as the "Exchange Ratio."

                  (b) All outstanding convertible promissory notes of CMPI (the "CMPI Convertible Notes") outstanding immediately prior to the Effective Time shall be assumed by and become the principal liabilities and obligations of OCG on the same terms and conditions thereof as existed immediately prior to the Effective Date, which notes shall be convertible into such number of shares of OCG Common Stock (as defined in Section 5.2) determined in accordance with the terms of such notes. The "Retained Merger Shares" (as defined in Section 3.2(c)) otherwise to be received in the Merger by the CMPI Shareholders shall be subject to cancellation as provided in Section 9.1 based upon such future conversion of the CMPI Convertible Notes.

                  (c) Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of OCG Series F Stock or other class or series of OCG Capital Stock (as defined in Section 5.2) or CMPI Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be

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         correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares; and

                  (d) Each share of the common stock, $.001 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall automatically be converted into the same number of shares of common stock of the Surviving Corporation, and shall, immediately after the Merger, be the only shares of capital stock of the Surviving Corporation issued and outstanding.

                  (e) Each share of each class and series of OCG Capital Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Merger.

                  (f) All OCG Series F Stock issued upon the surrender of the CMPI Stock Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such CMPI Stock Certificates and the CMPI Common Stock formerly represented thereby; and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of the CMPI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, CMPI Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (g) The parties agree that, notwithstanding any other provision of this Agreement, the holders of the shares denominated as "X" in the equation set forth in Section 3.1(a), above, shall own in the aggregate 4% of total number of shares of OCG Common Stock outstanding and issuable upon conversion of outstanding OCG Series C Stock and any outstanding OCG Stock Rights as of the Effective Time and after giving effect to the conversion, in full, of the CMPI Convertible Notes following the Closing (but without giving effect to any other transactions or events subsequent to the Closing).

         3.2      Initial Merger Shares

                  (a) For purposes of this Agreement the following terms shall have the meanings indicated:

                           (i) "Maximum CMPI Note Conversion Shares" shall mean the maximum possible number of shares of OCG Common Stock issuable upon the conversion, in full, of the CMPI Convertible Notes outstanding as of the Effective Time;

                           (ii) "Actual CMPI Note Conversion Shares" shall mean the actual cumulative aggregate number of shares of CMPI Common Stock issued upon the conversion, in full, of the CMPI Convertible Notes;

                           (iii) "Series F Conversion Shares" shall mean the number of shares of OCG Common Stock issuable upon the conversion, in full, of the aggregate Merger Shares issuable in the Merger to the CMPI Shareholders; and

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                           (iv)     "Retention Ratio" shall mean the ratio that
                  the Maximum CMPI Note Conversion Shares bears to the Series F Conversion Shares.

                  (b) Notwithstanding any other provisions of this Agreement, the initial aggregate number of shares of OCG Series F Stock to be issued and delivered to the CMPI Shareholders at the Closing (the "Initial Merger Shares") shall be equal to the product of the total Merger Shares to which they otherwise would be entitled under Section 3.1(a) multiplied by the Retention Ratio. The Initial Merger Shares shall be issuable and distributable at the Closing to the CMPI Shareholders pro rata in accordance with their ownership of CMPI Common Stock.

                  (c) In addition to the Initial Merger Shares issuable pursuant to subparagraph (b), above, at the Closing the balance of the Merger Shares to which the CMPI Shareholders are entitled under Section 3.1(a) (the "Retained Merger Shares") shall be issued by OCG in the names of the CMPI Shareholders entitled thereto, and in such denominations to which such holders are entitled, pursuant to Section 3.1(a), but shall be retained by OCG in escrow as provided in Article
         IX. Upon the future conversion or satisfaction and cancellation, as the case may be, of the CMPI Convertible Notes, the Retained Merger Shares shall be cancelled by OCG or released to the CMPI Shareholders, as the case may be, in accordance with Article IX.

         3.3      Surrender and Payment

                  (a) At the Closing, OCG shall issue and deliver to each holder of a CMPI Stock Certificate that immediately prior to the Effective Time represented outstanding CMPI Common Stock, the Merger Shares or the Initial Merger Shares, as the case may be, to which such holder is entitled, in exchange for the holder's surrender for cancellation of such CMPI Stock Certificate.

                  (b) If any shares of OCG Series F Stock are to be issued to a Person (as hereinafter defined) other than the registered holder of the CMPI Stock Certificates surrendered in exchange therefor, it shall be a condition to such issuance that the CMPI Stock Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to OCG any transfer or other taxes required as a result of such issuance to a Person other than the registered holder or establish to the satisfaction of the OCG that such tax has been paid or is not applicable.

                  (c) For purposes of this Agreement, "Person" means an individual, a corporation, a limited-liability company, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

                  (d) If any CMPI Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such CMPI Stock Certificate to be lost, stolen or destroyed, OCG will issue in exchange for such lost, stolen or destroyed CMPI Stock Certificate the Merger Shares deliverable in respect thereof pursuant to this Agreement. OCG, in its discretion, may require as a condition to such issuance that such Person also agree to

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         indemnify, defend and hold harmless OCG from and against any Liability to any Person with respect to such lost, stolen or destroyed CMPI Stock Certificate.

         3.4      OCG Preferred Stock

         Prior to the Closing, OCG shall take such actions as are necessary to retire the classes of OCG Control Stock designated "Series A Preferred Stock" and "Series B Preferred Stock," respectively, so that neither such class of shares shall be authorized as of the Closing.

         3.5      No Fractional Shares

         [Intentionally Omitted.]

         3.6      Closing

                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California, at 10:00 A.M., local time, on the third business day following the first date as of which all of the conditions set forth in Article X hereof shall have been satisfied or waived, or at such other date and time as OCG and CMPI shall otherwise agree in writing (either such date, (the "Closing Date").

                  (b) At the Closing, (i) OCG and Merger Sub shall deliver the various certificates, instruments, and documents referred to in subparagraph (c), below, (ii) CMPI shall deliver the various certificates, instruments and documents referred to in subparagraph
         (d), below, (iii) CMPI and Merger Sub shall execute and file the Agreement of Merger with the respective Secretaries of State of the States of California and Delaware, and (v) the parties hereto shall make any payments and undertake any other actions provided for in this
         Section 3.6 in accordance with the terms of this Agreement.

                  (c) At the Closing, OCG or Merger Sub, as applicable, shall deliver the following:

                           (i) OCG shall issue and deliver the Merger Shares and issue and retain the Retained Merger Shares as provided in Sections 3.2(a) and 3.3(a), respectively; and

                           (ii)     OCG and Merger Sub shall furnish CMPI with:

                  (A) a certificate executed by the Secretary or an Assistant Secretary of each of OCG and Merger Sub certifying as of the date of the Closing Date (1) a true and complete copy of the respective certificate of incorporation of OCG and Merger Sub, certified as of a recent date by the Secretary of State of the State of Delaware, and a true and complete copy of the respective bylaws of OCG and Merger Sub, as certified by the Secretary or an Assistant Secretary of OCG and Merger Sub, as applicable, and (2) a true and complete copy of the resolutions of the respective boards of directors of OCG and Merger Sub authorizing the execution, delivery and performance of this Agreement by OCG and Merger Sub and the consummation of the transactions contemplated hereby; and

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                  (B)      a certificate of the Secretary of State of the State
                  of Delaware certifying the good standing of OCG and Merger Sub in such State, in each case, dated within 10 days of the Closing Date.

                  (d) At the Closing, CMPI shall furnish OCG and Merger Sub with:

                           (i) a certificate executed by the Secretary or an Assistant Secretary of CMPI certifying as of the date of the Closing Date (1) a true and complete copy of the articles of incorporation of CMPI, certified as of a recent date by the Secretary of State of the State of California, and a true and complete copy of the bylaws of CMPI, certified by the Secretary or an Assistant Secretary of CMPI, and (2) a true and complete copy of the resolutions of the board of directors of CMPI authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

                           (ii) a certificate of each appropriate Secretary of State certifying the good standing of CMPI in California and in all states in which it is qualified to do business, in each case, dated within 10 days of the Closing Date.

                  (e) At the Closing, CMPI shall pay and deliver to PSI, by wire transfer to an account of PSI designated by PSI in writing prior to the Closing Date, an amount equal to the difference, if any, between $200,000 and the cumulative amount theretofore advanced by CMPI to OCG as evidenced by the New Promissory Note referred to in Section 1.4.

                  (f) At the Closing, OCG shall deliver to CMPI the signed statements of the former creditors of OCG referred to in Section 1.1(d).

                  (g) At the Closing, OCG shall deliver to CMPI the resignation and release agreements provided for in Section 8.9.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CMPI

         CMPI represents and warrants to OCG that the statements contained in this Article IV are true and correct except as disclosed in a disclosure letter, if any, delivered by CMPI to OCG as of the date hereof:

         4.1      Organization and Qualification

                  (a) CMPI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of CMPI's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a CMPI Material Adverse Effect (as defined below). CMPI has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. CMPI has made available to OCG a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and CMPI's articles of incorporation

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         and bylaws as so delivered are in full force and effect. CMPI is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

                  (b)      CMPI has no Subsidiaries (as defined below).

                  (c) For purposes of this Agreement, (i) a "CMPI Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in, or have) a material adverse effect on the financial condition, business, assets, properties, prospects or results of operations of CMPI; and (ii) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

         4.2      Capitalization

         The authorized capital stock of CMPI consists of 3,000 shares of CMPI Common Stock, of which 2,000 shares were issued and outstanding as of the date of this Agreement and owned of record by the CMPI Shareholders. As of the date of this Agreement, CMPI also has outstanding options or other rights entitling the holders to acquire an aggregate of 138 shares of CMPI Common Stock, all of which shares shall be issued and outstanding as of the Closing. As of the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity or other agreements or commitments obligating CMPI to issue, transfer, sell, redeem, repurchase or otherwise sell, issue or acquire any shares of CMPI Common Stock, except for the CMPI Convertible Notes, which by their terms are convertible into shares of OCG Common Stock following the Closing.

         4.3      Authority

         CMPI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by CMPI's board of directors and the CMPI Shareholders, and no other corporate proceedings on the part of CMPI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CMPI and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto, constitutes the legal, valid and binding obligation of CMPI enforceable against CMPI in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "Enforceability Exception").

         4.4      Consents and Approvals; No Violation

         The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by CMPI of its obligations hereunder will not:

                  (a) conflict with any provision of CMPI's articles of incorporation or bylaws;

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                  (b)      require any consent, waiver, approval, order,
         authorization or permit of, or registration, filing with or notification to, (i) any governmental or regulatory authority or agency (a "Governmental Authority"), except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), state securities or blue sky laws, and approvals that are ministerial in nature and are customarily obtained from Governmental Authorities after the Effective Time in connection with transactions of CMPI of the same nature as are contemplated hereby ("Customary Post-Closing Consents") or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) result in a CMPI Material Adverse Effect, (y) materially impair the ability of CMPI to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement;

                  (c) result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which CMPI or any of its Subsidiaries is a party or by which CMPI or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a CMPI Material Adverse Effect, (ii) materially impair the ability of CMPI or any of its Subsidiaries to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

                  (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to CMPI or any of its Subsidiaries;

                  (e) result in the creation of any lien, mortgage, pledge, security interest, encumbrance, claim or change of any kind ("Lien," if singular, or "Liens," if plural) upon any shares of capital stock or material assets of CMPI or any of its Subsidiaries under any agreement or instrument to which CMPI or any of its Subsidiaries is a party or by which CMPI or any of its Subsidiaries or any of their materials assets is bound; or

                  (f) result in any holder of any securities of CMPI being entitled to appraisal, dissenters' or similar rights.

         4.5      Required Stockholder Vote or Consent

         The only vote of the holders of any class or series of capital stock of CMPI that will be necessary to consummate the Merger and the other transactions contemplated by this Agreement is the approval of this Agreement by the CMPI Shareholders.

         4.6      Financial Statements

         The unaudited consolidated financial statements of CMPI for the year ended December 31, 2004 (the "CMPI Financial Statements") delivered to OCG have been prepared from, and are in accordance with, the books and records of CMPI and fairly present the consolidated financial position of CMPI as of the date thereof and the consolidated results of operations of CMPI for the periods presented therein (subject to year-end adjustments).

         4.7      Absence of Undisclosed Liabilities

         Since the date of the balance sheet included in the CMPI Financial Statements, CMPI has incurred no Liabilities other than the CMPI Convertible Notes, except in the ordinary course of business.

         4.8      Absence of Certain Changes

         Except as contemplated by this Agreement, (a) CMPI has conducted its business in all material respects in the ordinary course, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a CMPI Material Adverse Effect and
(c) there has not been any amendment of any term of any outstanding security of CMPI.

         4.9      Taxes

         Except for matters that would not have a CMPI Material Adverse Effect, CMPI has filed all material tax returns required by applicable law to be filed by it and has paid or accrued all taxes shown as due thereon. CMPI has no knowledge of a material tax deficiency which has been asserted or threatened against CMPI.

         4.10     Litigation

         Except for matters that would not have a CMPI Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to CMPI's knowledge, threatened against or directly affecting CMPI or any of the directors or officers of CMPI in their capacity as such. Neither CMPI nor, to its knowledge, any officer, director or employee of CMPI, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of CMPI, nor, to the knowledge of CMPI, is CMPI or any officer, director or employee of CMPI under investigation by any Governmental Authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring CMPI to take any action of any kind with respect to its business, assets or properties.

         4.11     Compliance with Applicable Laws

         CMPI holds all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of its business, as now conducted, and, to CMPI's knowledge, such business is not being, and CMPI has not received any notice from any Governmental Authority or person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a CMPI Material Adverse Effect.

         4.12     Insurance

         CMPI currently has in place all policies of insurance which are reasonably required in connection with the operation of the business of CMPI as currently conducted in accordance with applicable laws and all agreements relating to CMPI.

         4.13     Permits

         Immediately prior to the Effective Time and except for Customary Post-Closing Consents, CMPI will hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities ("Permits") required or necessary to own, operate, use and maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a CMPI Material Adverse Effect.

         4.14     Employee Benefit Plans

         Neither CMPI nor any trade or business, whether or not incorporated, which together with CMPI would be deemed a "single employee" within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has, or on or before the Closing will have, sponsored, maintained or contributed to any employee benefits, plan or arrangement (including, but not limited to, any plan described in Section 3(3) of ERISA) written six years prior to the Effective Time.

         4.15     Required Stockholder Vote or Consent

         The only vote of the holders of any class or series of capital stock of CMPI that will be necessary to consummate the Merger and the other transactions contemplated by this Agreement is the approval of this Agreement by the CMPI Shareholders, which has been duly obtained as evidenced by their execution of this Agreement.

         4.16     Brokers

         No broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by CMPI in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CMPI.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF OCG AND LEVINE

         OCG and Levine, jointly and severally, represent and warrant to CMPI as follows, except as disclosed in a disclosure letter delivered by OCG to CMPI as of the date hereof (the "OCG Disclosure Letter"):

         5.1      Organization and Qualification

                  (a) OCG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of OCG's properties or the nature of its business makes such qualification necessary. OCG has made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and OCG's certificate of incorporation and bylaws as so delivered are in full force and effect. OCG is not in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

                  (b) As of the consummation of the Spin-off and as of the Closing Date, OCG shall have no Subsidiaries other than Merger Sub, and shall own or hold no investment or other interest in any Person.

                  (c) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OCG has made available to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and Merger Sub's certificate of incorporation and bylaws as so delivered are in full force and effect. Merger Sub is not in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

                  (d) Merger Sub is a direct, wholly-owned Subsidiary of OCG, was incorporated on September 9, 2004, and has not engaged in any business activities or conducted any operations of any kind, entered into any agreement or arrangement with any Person or entity, or incurred, directly or indirectly, any Liabilities, in each case, except in connection with its incorporation and the transactions contemplated hereby.

         5.2      Capitalization

         The authorized capital stock of OCG consists of ^common stock, $0.01 par value per share (the "OCG Common Stock"), of which 50,000,000 shares are authorized, and 1,000,000 shares of preferred stock, par value of $0.10 per share ("OCG Preferred Stock" and, together with OCG Common Stock, the "OCG Capital Stock"). Of the authorized shares of OCG Preferred Stock, 200,000 shares have been designated as Series A Preferred Stock, 100,000 shares have been designated as Series B Preferred Stock, 200,000 shares have been designated as Series C Preferred Stock (the "OCG Series C Stock"), and 100,000 shares have been designated as Series E Preferred Stock. As of the date of this Agreement, OCG has issued and outstanding 49,901,121 shares of OCG Common Stock, no shares of either A Preferred Stock or Series B Preferred Stock, 200,000 shares of OCG Series C Stock, and 33,000 shares of Series E Preferred Stock. OCG also has outstanding as of the date hereof OCG Stock Rights to acquire an aggregate of 18,841,262 shares of OCG Common Stock, which will be the subject of the Exchange Offer and which, to the extent the Exchange Officer is accepted by the holders of such OCG Stock Rights, will no longer be outstanding as of the Closing.
Schedule 5.2 of the OCG Disclosure Letter sets forth a true and complete list as of the date hereof of all holders, and their holdings, of OCG Capital Stock and OCG Stock Rights. The authorized capital stock of Merger Sub consists of 5,000 shares of Merger Sub Common Stock, all of which shares are outstanding and owned, of record and beneficially, by OCG. There are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity or other agreements or commitments obligating Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise sell, issue or acquire any shares of Merger Sub Common Stock. All outstanding shares of OCG Capital Stock and Merger Sub Common Stock are validly issued, fully paid and non-assessable, and free of preemptive rights. Except as set forth above, and other than as contemplated in this Agreement, there are no OCG Stock Rights, stock appreciation rights, phantom equity, or other agreements or commitments obligating OCG or Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its respective capital stock of any class.

         5.3      Authority

                  (a) Each of OCG and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors of OCG and Merger Sub, and no other corporate proceedings on the part of OCG and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OCG and Merger Sub, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the legal, valid, and binding obligations of OCG and Merger Sub enforceable against OCG or Merger Sub, as applicable, in accordance with its terms, except for the Enforceability Exception.

                  (b) The Merger Shares have been duly and validly authorized for issuance pursuant to the Merger and, when issued at the Closing, will be validly issued, fully paid and non-assessable and free of any preemptive right. The Merger Stock Rights have been duly authorized for issuance pursuant to the Merger, and when issued at the Closing will be validly issued and free of any preemptive right.

         5.4      Consents and Approvals; No Violation

         The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by each of OCG and Merger Sub of their respective obligations hereunder will not:

                  (a) conflict with any provision of the respective certificate or articles of incorporation or bylaws of OCG or Merger Sub;

                  (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws and Customary Post-Closing Consents or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) materially impair the ability of OCG or any of its Subsidiaries to perform its obligations under this Agreement or (y) prevent the consummation of any of the transactions contemplated by this Agreement;

                  (c) result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which OCG or any of its Subsidiaries is a party or by which OCG or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) materially impair the ability of OCG or any of its Subsidiaries to perform its obligations under this Agreement or
         (ii) prevent the consummation of any of the transactions contemplated by this Agreement;

                  (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to OCG or any of its Subsidiaries;

                  (e) result in the creation of any Lien upon any properties or assets or on any shares of capital stock of OCG or its Subsidiaries under any agreement or instrument to which OCG or any of its Subsidiaries is a party or by which OCG or any of its Subsidiaries or any of their properties or assets is bound; or

                  (f) result in any holder of any securities of OCG or any of its Subsidiaries being entitled to appraisal, dissenters' or similar rights.

         5.5      OCG SEC Reports

         OCG filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to CMPI, true and complete copies of each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation any annual reports to stockholders incorporated by reference in certain of such reports, required to be filed by it or its predecessors with the SEC since January 1, 2001 under the Securities Act or the Exchange Act (collectively, the "OCG SEC Reports"). As of the respective dates such OCG SEC Reports were filed or, if any such OCG SEC Reports were amended, as of the date such amendment was filed, to OCG's and Levine's knowledge, each of the OCG SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.6      Financial Statements

         To the best of their knowledge, each of the consolidated financial statements of OCG contained in the OCG SEC Reports (including any related notes and schedules) (the "OCG Financial Statements") has been prepared from, and is in accordance with, the books and records of OCG and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year end adjustments) and fairly presents, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of OCG and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of OCG and its Subsidiaries for the periods presented therein (subject to normal year end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

         5.7      Absence of Undisclosed Liabilities

         Except as described in the most recent of the OCG SEC Reports, neither OCG nor any of its Subsidiaries has incurred any material liabilities or obligations of any nature (contingent or otherwise). As of the Closing Date, and after giving effect to the Spin-off and the Exchange, OCG shall have no assets and no Liabilities or other obligations other than its obligation to pay the dividend of PSI shares as part of the Spin-off and other obligations under this Agreement.

         5.8      Absence of Certain Changes

         Except as disclosed in the OCG SEC Reports or as contemplated by this Agreement, (a) since at least December 31, 2002, OCG has conducted no business and has had no operations other than its ownership of PSI, (b) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of OCG or any repurchase, redemption or other acquisition by OCG of any outstanding shares of capital stock or other securities of, or other ownership interests in, OCG or its Subsidiaries and (c) there has not been any amendment of any term of any outstanding security of OCG or its Subsidiaries.

         5.9      Taxes

         OCG and each of its Subsidiaries have filed all material tax returns required by applicable law to be filed by any of them and have paid or accrued all taxes shown as due thereon. OCG and Levine have no knowledge of a material tax deficiency, which has been asserted or threatened against OCG or any of its Subsidiaries.

         5.10     Litigation

         There is no suit, claim, action, proceeding or investigation pending or, to OCG's and Levine's knowledge, threatened against or directly affecting OCG, or any of the directors or officers of OCG in their capacity as such. Neither OCG nor any officer, director or employee of OCG, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of OCG, nor, to the knowledge of OCG, is OCG, or any officer, director or employee of OCG or under investigation by any Governmental Authority. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring OCG to take any action of any kind with respect to its business, assets or properties.

         5.11     Employee Benefit Plans

         Neither OCG nor any trade or business, whether or not incorporated, which together with OCG would be deemed a "single employee" within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA has, or on or before the Closing will have, sponsored, maintained or contributed to any employee benefits, plan or arrangement (including, but not limited to, any plan described in Section 3(3) of ERISA) written six years prior to the Effective Time.

         5.12     Compliance with Applicable Laws

         OCG holds all Permits, if any, necessary for the lawful conduct of its businesses, as now conducted, and such businesses are not being, and OCG has not received any notice from any Governmental Authority or Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety

         5.13     Insurance

         OCG and its Subsidiaries currently have in place the policies of insurance described in Schedule 5.13 of the OCG Disclosure Letter.

         5.14     Employees

         Schedule 5.14 of the OCG Disclosure letter sets forth a true and complete list of all directors, officers and other employees of OCG.

         5.15     Permits

         Immediately prior to the Effective Time and except for Customary Post-Closing Consents, OCG and its subsidiaries will hold all of the Permits required or necessary to own, operate, use and maintain their respective properties and conduct their respective operations as presently conducted.

         5.16     Contracts

         As of the Closing Date, OCG will not be party to any material contract, lease, indenture, agreement, arrangement or understanding other than this Agreement and the other agreements provided for herein.

         5.17     Required Stockholder Vote or Consent

         No vote or consent of the holders of any class or series of OCG Stock is or will be necessary to consummate the Merger and the other transactions contemplated by this Agreement.

         5.18     Brokers

         Except for the finder's fee payable to Mercator Advisory Group pursuant to the letter of intent among OCG, CMPI and Rehearsals.com, Inc. relating to the transactions contemplated by this Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by OCG or any of its Subsidiaries or the Surviving corporations in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of OCG or any of its Subsidiaries.

         5.19     Issuance of the Securities

         Upon the Effective Time, the OCG Series F Stock issuable pursuant to the Merger will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for or referred to in this Agreement.

         5.20     Sarbanes-Oxley; Internal Accounting Controls

         OCG is, or will be, in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date. OCG and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. OCG's certifying officers have evaluated the effectiveness of its controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). OCG presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in OCG's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to OCG's and Levine's knowledge, in other factors that could significantly affect OCG's internal controls.

         5.21     Registration Rights

         No person has any right to cause OCG to effect the registration under the Securities Act of any securities of OCG or its Subsidiaries.

         5.22     Exchange Act Requirements

         OCG's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and OCG has taken no action designed to, or which to its and Levine's knowledge is likely to have the effect of, terminating the registration of OCG Common Stock under the Exchange Act, nor has OCG received any notification that the Commission is contemplating terminating such registration.

         5.23     Transactions with Affiliates and Employees

         Except as set forth in the OCG SEC Reports, none of the officers or directors of OCG and, to OCG's and Levine's knowledge, none of the employees of OCG is presently a party to any transaction with OCG or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to OCG's and Levine's knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case other than reimbursement for expenses incurred on behalf of OCG.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF CMPI SHAREHOLDERS

         The CMPI Shareholders, severally and not jointly, each represents and warrant, to OCG as follows:

         6.1      Power and Authority Relative to this Transaction

         Such CMPI Shareholder has full power and authority and has taken all action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby. This Agreement constitutes the legal, valid and binding obligation of such CMPI Shareholder, enforceable in accordance with its terms, except for the Enforceability Exception.

         6.2      Accredited Investor

         Such CMPI Shareholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         6.3      Investment Representations

                  (a) Such CMPI Shareholder is acquiring the OCG Series F Stock issuable pursuant to the Merger, and will acquire any Series F Conversion Shares, for such CMPI Shareholder's own account for the purpose of investment, and not with a view to distribution or resale thereof in violation of the Securities Act and the rules and regulations promulgated thereunder. Such CMPI Shareholder understands that none of the OCG Series F Stock or the Series F Conversion Shares has been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws, or unless an exemption from such registration is available. Such CMPI Shareholder agrees not to resell or otherwise dispose of all or any part of the OCG Series F Stock or the Series F Conversion Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws. Such CMPI Shareholder acknowledges that OCG does not have any present intention and is under no obligation to register the OCG Series F Stock or the Series F Conversion Shares under the Securities Act and other applicable securities laws.

                  (b) Such CMPI Shareholder understands and agrees that all certificates evidencing any of the OCG Series F Stock or Series F Conversion Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY

                  OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH
                  REGISTRATION IS NOT REQUIRED OR THE TRANSFEREE IS AN AFFILIATE OF THE HOLDER."

         6.4      Access to Information

         During the course of the transactions contemplated by this Agreement and prior to the purchase of any OCG Series F Stock or Series F Conversion Shares, such CMPI Shareholder has had the opportunity to ask questions of and receive answers from representatives of OCG concerning the terms and conditions of the offering of the OCG Series F Stock and the Series F Conversion Shares, and to obtain additional information, documents, records and books relative to OCG and an investment in OCG.

         6.5      Knowledge and Experience

         Such CMPI Shareholder has sufficient knowledge and experience in business and financial matters so as to enable such CMPI Shareholder to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Such CMPI Shareholder is able to bear the economic risk of such investment, including a complete loss of the investment.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

         7.1      Conduct of Business by the OCG and CMPI Pending the Merger

         From the date hereof until the Effective Time, unless OCG and CMPI shall otherwise agree in writing, and expect as otherwise contemplated by this Agreement, OCG and CMPI and their respective Subsidiaries shall conduct their business in the ordinary course consistent with past practice. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of OCG and CMPI, which consent shall not be unreasonably withheld:

                  (a) Neither OCG nor CMPI will adopt or propose any change to their respective certificate or articles of incorporation or bylaws;

                  (b) Neither OCG nor CMPI will (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the respective OCG and CMPI, or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, OCG or CMPI, as the case may be;

                  (c) Neither OCG nor CMPI will, nor permit any of its Subsidiaries to, merge or consolidate with any other person or acquire assets of any other person except in the ordinary course of business or pursuant to transactions among wholly-owned subsidiaries of OCG or CMPI, as the case may be;

                  (d) Neither OCG nor CMPI will, nor permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any material assets or properties except in the ordinary course of business;

                  (e) Neither OCG nor CMPI will (i) issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise, (ii) enter into any amendment of any term of any outstanding security of such company or of any of its Subsidiaries,
         (iii) incur any indebtedness, except trade debt in the ordinary course of business and debt pursuant to existing or previously disclosed contemplated credit facilities or arrangements, (iv) increase in any material respect compensation, bonus or other benefits payable to, or modify or amend any employment agreements or severance agreements with, any executive officer, or (v) enter into any settlement or consent with respect to any pending litigation, other than settlements in the ordinary course of business or on terms which are not otherwise materially adverse to such company and its Subsidiaries taken as a whole;

                  (f) OCG and CMPI will not change any method of accounting or accounting practice by OCG and CMPI or any of their Subsidiaries, except for any such change required by GAAP;

                  (g) Neither OCG nor CMPI will, nor permit any of its Subsidiaries to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the respective company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary or appropriate to prevent any such representation or warranty from being inaccurate in any material respect at any such time; and

                  (h) Neither OCG nor CMPI will, nor permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

         8.1      Amendment of Certificate of Incorporation

         As soon as is practicable following the Effective Time, OCG shall amend its certificate of incorporation to increase the authorized shares of OCG Common Stock as necessary to permit the conversion, in full, of the OCG Series C Stock and OCG Series F Stock and the issuance of the shares of OCG Common Stock issuable upon conversion of OCG Series C Stock and OCG Series F Stock in accordance with the terms thereof, and shall reserve out of such increased authorized shares of OCG such number of shares equal at all times to the aggregate shares of OCG Common Stock issuable upon such conversion.

         8.2      Expenses

                  (a) All Expenses (as defined below) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses.

                  (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the consummation of the transactions contemplated hereby.

         8.3      Cooperation

         Subject to compliance with applicable law, from the date hereof until the Effective Time, each of the parties hereto shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other parties or their counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

         8.4      Publicity

         Neither the parties hereto nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except as may be required by law, and will use reasonable efforts to provide copies of such release or other announcement to the other parties hereto, and give due consideration to such comments as such other parties may have, prior to such release.

         8.5      Additional Actions

         Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

         8.6      Filings

         Each party hereto shall make all filings required to be made by such party in connection herewith or desirable to achieve the purposes contemplated hereby, and shall cooperate as needed with respect to any such filing by any other party hereto.

         8.7      Consents

         Each party hereto shall use all reasonable efforts to obtain all consents necessary or advisable in connection with such party's obligations hereunder.

         8.8      Notice of Certain Events

         Each party to this Agreement shall promptly as reasonably practicable notify the other parties hereto of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of such party's Subsidiaries which, if pending on the date of this Agreement, would have rendered untrue any representation contained in Article IV, V or VI, or which relate to the consummation of the transactions contemplated by this Agreement.

         8.9      Resignations and Releases

         Prior to the Closing Date, OCG shall use its best efforts to obtain from each of its directors, officers and employees a written resignation and release agreement, substantially in the form attached hereto as Exhibit C, by which each such Person agrees to resign from OCG effective as of the Closing Date and to release OCG and its affiliates from any and all Liability.

         8.10     Spin-off and Exchange Offer

         Following the execution of this Agreement, OCG and PSI shall promptly take such steps as are necessary and appropriate to consummate the Spin-off, the Exchange Offer and the other transactions contemplated hereby in compliance with all applicable laws, rules and regulations, including, without limitation, SEC requirements.

         8.11     Employee Covenants

                  (a) Effective as of the Closing Date, PSI shall rehire on an "at-will" basis and at their then present rate of pay all employees of OCG ("Employees"), including Employees who are absent from work due to disability or illness or who are on approved leave of absence or layoff status.

                  (b) PSI shall assume at the Closing and be responsible for all obligations and Liabilities of OCG to Employees and any former employees or retirees of OCG, if any, including without limitation, those which arise under or pursuant to any Employee Benefit Plan. Without limiting the foregoing or the generality of the assumption of the Liabilities pursuant to the Spin-off, PSI shall assume from and after the Closing and thereafter be responsible for:

                           (i) all Liabilities for holiday and vacation pay to which any Employee is entitled; and

                           (ii)     all Liabilities under the worker's
                  compensation laws of any jurisdiction with respect to Employees.

                  (c) PSI shall be responsible for any and all severance benefits as may arise with respect to the termination of employment of any Employee at any time, whether prior to, at or after the Closing Date.

         8.12     Related-Party Transactions

         During the one-year period following the Closing Date, OCG shall not sell or issue, directly or indirectly, to any of the CMPI shareholders or any of their respective affiliates any shares of OCG Capital Stock or any securities or other instruments convertible into or exchangeable for any such Capital Stock, and shall not merge with or acquire, directly or indirectly, Rehearsals.com or any other affiliate of OCG or of the Surviving Corporation, or any of their respective affiliates, except, if at all, in a transaction in which the holders of OCG Capital Stock immediately prior to the Effective Time receive shares of OCG Capital Stock sufficient to prevent any dilution to such holders in their respective percentage ownership of OCG Capital Stock as of the date of such sale, issuance or other transaction.

                                   ARTICLE IX

                                     ESCROW
         9.1      Escrow Generally

                  (a) From and after the Closing, OCG shall hold in escrow the Retained Merger Shares until the same have been cancelled or released as provided in this Section 9.1.

                  (b) For purposes of this Section 9.1, the following terms shall have the meanings indicated:

                           (i) "Conversion Rate" shall mean the ratio that the Actual CMPI Note Conversion Shares bears to the Maximum CMPI Note Conversion Shares; and

                           (ii) "Escrow Release Date" means the date as of which all of the outstanding CMPI Convertible Notes shall have been converted, in full, into shares of OCG Common Stock.

                  (c) As of the Escrow Release Date, OCG shall cancel and retire a number of the Retained Merger Shares (the "Cancelled Retained Shares") determined by multiplying the Conversion Rate by the number of the Retained Merger Shares. Such cancellation and retirement shall be made ratably among the CMPI Shareholders in whose names such Retained Merger Shares are held.

                  (d) Promptly following the Escrow Release Date, OCG shall prepare, execute and deliver to each CMPI Shareholder a stock certificate evidencing the net number of Retained Merger Shares, after deducting the Cancelled Retained Shares, to which such holder is entitled hereunder and after giving effect to the provisions of the CMPI Convertible Notes with respect to the relative percentage ownership of OCG by the "Existing Shareholders" (as defined in the CMPI Convertible Notes) and the holders of the CMPI Convertible Notes.

         9.2      Transfer of Retained Shares and Stock Rights

         No CMPI Shareholder may sell, assign, transfer or otherwise dispose of any Retained Merger Shares, or any interest therein, other than by reason of the laws of descent and distribution or succession by operation of law. Any contemplated transfer in violation of this Section 9.2 shall be null and void ab initio.

                                   ARTICLE X

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         10.1     Conditions to the Obligation of Each Party

         The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) no action, suit or proceeding instituted by any Governmental Authority shall be pending and no statute, rule or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction shall be in effect, in each case which would prohibit, restrain, enjoin or restrict the consummation of the Mergers;

                  (b) OCG and CMPI shall have obtained such permits, authorizations, consents, or approvals required to consummate the transactions contemplated hereby; and

                  (c) the Spin-off and the Exchange Offer shall have been consummated as contemplated herein.

         10.2     Conditions to the Obligations of OCG and Merger Sub

         The obligations of OCG and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) CMPI shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time, and the representations and warranties of CMPI contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, and OCG shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of CMPI as to the satisfaction of this condition;

                  (b) all proceedings to be taken by CMPI in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by CMPI in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to OCG and its counsel; and

                  (c) from the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of CMPI and its Subsidiaries, taken as a whole, that would constitute a CMPI Material Adverse Effect.

         10.3     Conditions to the Obligations of CMPI

         The obligation of CMPI to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) OCG shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of OCG contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, and CMPI shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of OCG as to the satisfaction of this condition;

                  (b) all OCG Stock Rights shall have been duly exchanged pursuant to the Exchange Offer;

                  (c) the Series A Preferred Stock and Series B Preferred Stock of OCG shall have been retired as provided in Section 3.4;

                  (d) OCG shall have delivered to CMPI the signed statements referred to in Section 1.1(d) from the holders of all of the aggregate Liabilities of OCG other than holders of Liabilities which do not exceed as of the Closing $25,000 in the aggregate;

                  (e) OCG shall have received the resignations and release agreements from each of its directors, officers and other employees as contemplated in Section 8.9; and

                  (f) all proceedings to be taken by OCG and Merger Sub, as the case may be, in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by OCG and Merger Sub, as the case may be, in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to CMPI and its counsel.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

         11.1     Survival of Representations and Warranties

         The representations and warranties of the parties contained in this Agreement shall survive the Effective Time for a period of two years following the Effective Time.

         11.2     Indemnification

                  (a) From and after the Closing, PSI (as such, the "Indemnifying Party") shall indemnify, reimburse, defend and hold harmless OCG and the Surviving Corporation and OCG's other Subsidiaries and affiliates, successors or assigns (each, an "Indemnified Party") for any and all direct or indirect claims, losses, liabilities, damages (including special and consequential damages), costs (including court costs) and expenses, including all reasonable attorneys' and accountants' fees and expenses (hereinafter a "Loss" or "Losses"), arising from or in connection with (i) any breach or inaccuracy of any representation or warranty of OCG, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing,
         (ii) any breach of or noncompliance by OCG or PSI of or with any covenant or agreement contained in this Agreement or in any other agreement or instrument delivered in connection herewith, (iii) any and all Liabilities of OCG or any of its Subsidiaries existing on or prior to the Closing; and (iv) any attempt (whether or not successful) by any Person to cause or require any Indemnified Party to pay or discharge any Liability, or alleged Liability, of OCG or any of its Subsidiaries existing on or prior to the Closing. If, by reason of the claim of any Person relating to any of the matters subject to indemnification under this Section 11.2, an encumbrance, attachment, garnishment or execution is placed upon any of the property or assets of any Indemnified Party, the Indemnifying Party shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Indemnified Party to obtain the prompt release of such encumbrance, attachment, garnishment or execution.

                  (b) The Indemnifying Party shall be entitled to defend any claim, action, suit or proceeding made by any third party against an Indemnified Party with counsel approved by the Indemnified Party, such approval not to be unreasonably withheld; provided, however, that the Indemnified Party shall be entitled to participate in such defense with counsel of its choice and at its own expense and, if the Indemnifying Party does not provide a competent and vigorous defense, then the Indemnified Party's participation shall be at the expense of the Indemnifying Party. The Indemnified Party shall provide such cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties shall cooperate with each other in order to ensure the proper and adequate defense thereof. An Indemnifying Party shall not settle any claim subject to indemnification hereunder without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

                  (c) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party (or amounts may be set off by the Indemnified Party) upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party, (iii) the settlement of the claim, (iv) with respect to indemnities for tax liabilities, upon the issuance of any final resolution by a taxation authority, or (v) with respect to claims before any administrative or regulatory authority, when the Loss is finally determined and not subject to further review or appeal; provided, however, that the Indemnifying Party shall pay on the Indemnified Party's demand any cost or expense reasonably incurred by the Indemnified Party in defending or otherwise dealing with such claim.

                  (d) To seek indemnification hereunder, an Indemnified Party shall notify the Indemnifying Party of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof.

                                  ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER
         12.1     Termination

         This Agreement may be terminated at any time prior to the Effective
Time:

                  (a)      by the mutual written consent of OCG and CMPI;

                  (b) by either OCG or CMPI if the Effective Time shall not have occurred on or before July 31, 2005 (the "Termination Date"); provided, that the party seeking to terminate this Agreement pursuant to this Section 12.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before the Termination Date;

                  (c) by OCG or CMPI if there has been a material breach by one of the other parties of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by each party of notice of such breach; or

                  (d) by OCG or CMPI if there shall be any applicable law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable.

         12.2     Effect of Termination

         In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article XII, all obligations of the parties shall terminate, except the obligations of the parties pursuant to this Section 12.2 and except for the provisions of Sections 8.2 and 8.4; provided, however, that OCG shall remain obligated to CMPI under the New Promissory Note in accordance with the terms thereof, and nothing herein shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS
         13.1     Notices

         All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

To OCG or Merger Sub:               Edward Levine
                                    President
                                    OCG Technologies, Inc.
                                    56 Harrison Street
                                    New Rochaelle, New York 10801
                                    Facsimile No: (914) 576-7821

with a copy to:                     Wynne B. Stern, Jr.
                                    6858 Treves Way
                                    Boyton Beach, Florida  33437
                                    Facsimile No: (561) 742-7878

To CMPI:                            CenterStaging Musical Productions, Inc.
                                    3407 Winona Avenue
                                    Burbank, California 91504
                                    Facsimile No.:  (818) 848-4016

with a copy to:                     Troy & Gould Professional Corporation
                                    1801 Century Park East
                                    Los Angeles, California 90067
                                    Attention:  Alan B. Spatz
                                    Facsimile No:  (310) 201-4746

         Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or (iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

         13.2     Separability

         If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         13.3     Assignment

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

         13.4     Interpretation

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.5     Counterparts

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

         13.6     Entire Agreement

         This Agreement and the Ancillary Agreements represent the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof, including, without limitation, the letter of intent dated November 23, 2004.

         13.7     Governing Law

         This Agreement shall be construed, interpreted, and governed in accordance with the laws of California, without reference to rules relating to conflicts of law.

         13.8     Attorneys' Fees

         If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

         13.9     No Third Party Beneficiaries

         Except as provided in Section 11.2, no person or entity other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.

         13.10    Amendments and Supplements

         Prior to the Effective Time, this Agreement may be amended or supplemented in writing by OCG and CMPI with respect to any of the terms contained in this Agreement, except as otherwise provided by law.

         13.11    Extensions, Waivers, Etc.

         At any time prior to the Effective Time, either party may:

                  (a) extend the time for the performance of any of the obligations or acts of the other party;

                  (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

                  (c) waive compliance with any of the agreements or conditions of the other party contained herein.

         Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       OCG:
                                       ----

                                       OCG TECHNOLOGY, INC.


                                       By: /s/ EDWARD LEVINE
                                           -------------------------------------
                                           Name:   Edward Levine
                                           Title:  President


                                       MERGER SUB:
                                       -----------

                                       EPIDEMIC INTERVENTION SYSTEMS, INC.


                                       By: /s/ EDWARD LEVINE
                                           -------------------------------------
                                           Name:   Edward Levine
                                           Title:  President


                                       CMPI:
                                       -----

                                       CENTERSTAGING MUSICAL PRODUCTIONS, INC.


                                       By:______________________________________
                                          Name: ________________________________
                                          Title:________________________________


                                       PSI:
                                       ----

                                       PRIMECARE SYSTEMS, INC.


                                       By: /s/ EDWARD LEVINE
                                           -------------------------------------
                                           Name:   Edward Levine
                                           Title:  President


                                       LEVINE:
                                       -------


                                       By: /s/ EDWARD LEVINE
                                           -------------------------------------
                                           Edward Levine

                                       CMPI SHAREHOLDERS:
                                       ------------------


                                       ----------------------------------------
                                                       Roger Paglia

                                       ----------------------------------------
                                                       Howard Livingston

                                       ----------------------------------------
                                                       Jan Parent

                                       ----------------------------------------
                                                       Johnny Caswell

                                  Schedule 4.2
                                  ------------

               List of CMPI Shareholders and Stock Rights Holders
               --------------------------------------------------



Name                                                         Number of Shares of
                                                              CMPI Common Stock

Roger Paglia..............................................          400

Howard Livingston.........................................          400

Jan Parent................................................          600

Johnny Caswell............................................          600

Others....................................................          138(1)

                                                                  2,138


---------------------------

(1) All of such shares are issuable pursuant to outstanding rights in favor of the holders and will be issued and outstanding as of the Closing.